UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date earliest event reported): October 19, 2005

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752
1-27031	ENTERGY GULF STATES, INC. (a Texas corporation) 350 Pine Street Beaumont, Texas 77701 Telephone (409) 838-6631	74-0662730
1-8474	ENTERGY LOUISIANA, INC. (a Louisiana corporation) 4809 Jefferson Highway Jefferson, Louisiana 70121 Telephone (504) 840-2734	72-0245590
0-320	ENTERGY MISSISSIPPI, INC. (a Mississippi corporation) 308 East Pearl Street Jackson, Mississippi 39201 Telephone (601) 368-5000	64-0205830
0-5807	ENTERGY NEW ORLEANS, INC. (a Louisiana corporation) 1600 Perdido Building New Orleans, Louisiana 70112 Telephone (504) 670-3674	72-0273040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Item 7.01. Regulation FD Disclosure

(Entergy Corporation)

The information in this Current Report on Form 8-K under Items 2.02 and 7.01, including the exhibits listed below, is being furnished, not filed, pursuant to Regulation FD.

On October 19, 2005, Entergy Corporation issued a public announcement, which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

(Entergy Corporation, Entergy Gulf States, Entergy Louisiana, Entergy Mississippi, and Entergy New Orleans)

Entergy announced today its refined estimates of storm restoration and business continuity costs in connection with Hurricane Katrina, as well as a revised forecast of customers who Entergy expects to be unable to take service for a period of time. Estimated storm restoration and business continuity costs in connection with Hurricane Katrina are as follows:
Company	Estimated Costs (U.S. $ in millions)
Entergy Gulf States - Louisiana jurisdiction	29-42
Entergy Louisiana	325-375
Entergy Mississippi	75-90
Entergy New Orleans	260-325
Other	11-18
Total	700-850

The above cost estimates do not include other potential incremental losses that cannot be estimated at this time or any offset for recovery initiatives being pursued, including insurance reimbursement, federal assistance, and recovery from the Federal Energy Regulatory Commission and local regulatory bodies. Entergy currently estimates that approximately 123,000 customers are unable to accept electric service for a period of time that cannot be estimated, with approximately 36,000 of these customers served by Entergy Louisiana and 87,000 served by Entergy New Orleans.

Entergy previously estimated the total restoration costs for the repair and/or replacement of its electrical facilities damaged by Hurricane Rita to be in the range of $400 million to $550 million. Entergy continues to believe that this range estimate for Hurricane Rita restoration costs is reasonable.

In this Current Report on Form 8-K and from time to time, Entergy makes statements concerning its expectations, beliefs, plans, objectives, goals, strategies, and future events or performance. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Entergy believes that these forward-looking statements and the underlying assumptions are reasonable, it cannot provide assurance that they will prove correct. Except to the extent required by federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements involve a number of risks and uncertainties, and there are factors that could cause actual results to differ materially from those expressed or implied in these statements. Some of those factors include, but are not limited to: resolution of pending and future rate cases and other proceedings at local and federal regulatory agencies, Entergy's ability to manage its operation and maintenance costs, particularly at its non-utility nuclear generating facilities, the performance of Entergy's generating plants, and particularly the capacity factor at its nuclear generating facilities, prices for power generated by Entergy's unregulated generating facilities, and the prices and availability of power Entergy must purchase for its utility customers, uncertainty regarding establishment of sites for spent nuclear fuel storage and disposal, Entergy's ability to develop and execute on a point of view regarding prices of electricity, natural gas, and other energy-related commodities, changes in the financial markets, particularly those affecting the availability of capital and Entergy's ability to refinance existing debt, execute its share repurchase program, and fund investments and acquisitions, actions of rating agencies, including changes in the ratings of debt and preferred stock, Entergy's ability to purchase and sell assets at attractive prices and on other attractive terms, changes in utility regulation and in regulation of the nuclear industry, the success of Entergy's strategies to reduce tax payments, the effects of litigation and weather, and uncertainties associated with efforts to remediate the effects of Hurricanes Katrina and Rita and recovery of costs associated with restoration including Entergy's ability to obtain financial assistance from governmental authorities in connection with this storm.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.
Exhibit No.	Description
99.1	Release, dated October 19, 2005, issued by Entergy Corporation
99.2	Statement on Uses and Usefulness of Non-GAAP Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
Entergy Gulf States, Inc.
Entergy Louisiana, Inc.
Entergy Mississippi, Inc.
Entergy New Orleans, Inc.

By: /s/ Nathan E. Langston
Nathan E. Langston
Senior Vice President and
Chief Accounting Officer

Dated: October 19, 2005